UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2008

Hexion Specialty Chemicals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

1-71	13-0511250
(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)

614-225-4000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 17, 2008, Hexion Specialty Chemicals, Inc. (“Hexion” or the “Company”) announced the further extension of the expiration date (the “Offer Expiration Date”) for the previously announced cash tender offers and consent solicitations by Nimbus Merger Sub Inc. (“Nimbus”), a wholly owned subsidiary of Hexion, for (A) any and all of the (i) outstanding $200,000,000 principal amount of Second-Priority Senior Secured Floating Rate Notes due 2014 (CUSIP No. 428303AG6) (the “Floating Rate Notes”) and (ii) outstanding $625,000,000 principal amount of 9 3/4% Second-Priority Senior Secured Notes due 2014 (CUSIP No. 428303AH6) (the “9 3/4% Notes” and, together with the Floating Rate Notes, the “Hexion Notes”) in each case issued by Hexion U.S. Finance Corp. and Hexion Nova Scotia Finance, ULC, on the terms and subject to the conditions set forth in an Offer to Purchase and Consent Solicitation Statement dated October 8, 2008 and the accompanying Letter of Transmittal and Consent (the “Hexion Offer Documents”); and for (B) any and all of the (i) outstanding $296,010,000 principal amount of 11 5/8% Senior Secured Notes due 2010 (CUSIP No. 44701RAE0) (the “Huntsman 11 5/8% Notes”), (ii) outstanding $198,000,000 principal amount of 11 1/ 2% Senior Notes due 2012 (CUSIP No. 44701RAG5) (the “Huntsman 11 1/2% Notes”), (iii) outstanding $175,000,000 principal amount of 7 3/8% Senior Subordinated Notes due 2015 (CUSIP No. 44701QAK8) (the “Huntsman 7 3/8% Notes”), (iv) outstanding €135,000,000 principal amount of 7 1/2% Senior Subordinated Notes due 2015 (CUSIP No. 44701QAL6) (the “Huntsman 7 1/2% Notes”), (v) outstanding $347,000,000 principal amount of 7 7/8% Subordinated Notes due 2014 (CUSIP No. 44701QAP7) (the “Huntsman 7 7/8% Notes”) and (vi) outstanding €400,000,000 principal amount of 6 7/8% Subordinated Notes due 2013 (Reg. S ISIN No. XS0274281186, Rule 144A ISIN No. XS0274281855) (the “Huntsman 6 7/8% Notes” and, together with the Huntsman 11 5/8% Notes, Huntsman 11 1/ 2% Notes, Huntsman 7 3/8% Notes, Huntsman 7 1/2% Notes, and Huntsman 7 7/8% Notes, the “Huntsman Notes” and, together with the Hexion Notes, the “Notes”), in each case issued by Huntsman International LLC, on the terms and subject to the conditions set forth in an Offer to Purchase and Consent Solicitation Statement dated October 8, 2008 and the accompanying Letter of Transmittal and Consent (together with the Hexion Offer Documents, the “Offer Documents”).

In each case, the Offer Expiration Date has been further extended to midnight, New York City time, on December 1, 2008, unless the tender offers and consent solicitations are further extended, or earlier terminated.

Pursuant to the terms of the Offer Documents, as a result of the extension of the tender offers for more than ten business days from the originally scheduled expiration date of November 5, 2008, a new price determination date of November 17, 2008 has been selected. Accordingly, the total consideration (the “Total Consideration”) for the Notes as described in the Offer Documents, other than the Floating Rate Notes, the Huntsman 11 5/8% Notes and the Huntsman 11 1/2% Notes, has been recalculated as of 10:00 a.m., New York City time, on November 17, 2008. Because the Floating Rate Notes became redeemable on November 15, 2008, the Total Consideration for the Floating Rate Notes has been determined by providing for a 0.50% premium to the current redemption price of 102% of principal. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	The exhibits listed below and in the accompanying Exhibit Index are furnished as part of this Current Report on Form 8-K.

Exhibit	Description
99.1	News Release dated November 17, 2008 titled, “Hexion Specialty Chemicals, Inc. Announces Further Extension of Tender Offer Expiration Date with Respect to, and Pricing of Tender Offers for, Certain of its Outstanding Notes and Outstanding Notes of Huntsman International LLC.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXION SPECIALTY CHEMICALS, INC.

Date: November 17, 2008	By:	/s/ William H. Carter
William H. Carter
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	News Release dated November 17, 2008 titled, “Hexion Specialty Chemicals, Inc. Announces Further Extension of Tender Offer Expiration Date with Respect to, and Pricing of Tender Offers for, Certain of its Outstanding Notes and Outstanding Notes of Huntsman International LLC.”